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Exhibit 23

                        CONSENT OF INDEPENDENT ACCOUTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-44370) and the Registration Statement on Form S-8 (Registration No. 333-39982) of DPL Inc. of our report dated January 28, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 28, 2002 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Dayton, Ohio
March 28, 2002

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